Infinity Property and Casualty Reports Higher Net Earnings in the Fourth Quarter of 2016

Birmingham, Alabama – February 28, 2017 – Infinity Property and Casualty Corporation (NASDAQ: IPCC) today reported results for the three and twelve months ended December 31, 2016:

	Three months ended December 31,			Twelve months ended December 31,
(in millions, except per share amounts and ratios)	2016	2015	Change	2016	2015	Change

Gross written premium (1)(2)	$329.1	$310.5	6.0%	$1,401.4	$1,387.9	1.0%
Revenues	$415.3	$369.9	12.3%	$1,538.7	$1,484.0	3.7%

Net earnings	$21.6	$11.1	94.7%	$43.1	$51.5	(16.3%)
Net earnings per diluted share	$1.95	$0.99	97.0%	$3.88	$4.51	(14.0%)

Operating earnings (2)	$20.4	$9.9	105.8%	$41.0	$49.7	(17.3%)
Operating earnings per diluted share (2)	$1.84	$0.88	109.1%	$3.70	$4.35	(14.9%)

Underwriting income (2)	$25.7	$11.1	130.5%	$46.1	$59.1	(22.0%)
Combined ratio	93.1%	96.7%	(3.6) pts	96.7%	95.6%	1.1 pts

Return on equity (3)	12.3%	6.4%	5.9 pts	6.2%	7.4%	(1.2) pts
Operating earnings return on equity (2)(3)	11.6%	5.7%	5.9 pts	5.9%	7.2%	(1.3) pts

Book value per share				$63.31	$61.66	2.7%
Debt to total capital				28.2%	28.6%	(0.4) pt
Debt to tangible capital (2)				30.6%	31.0%	(0.4) pt

(1)
Infinity's policy is to close the books on the last Friday of the month, resulting in a 14-week quarter during the three months ended December 31, 2016. Excluding the extra week, gross written premium would have increased 0.2% during the quarter and decreased 0.3% for the year.

(2)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.

(3)	Annualized

Columns throughout may not foot due to rounding.

Net earnings per diluted share increased 97.0% during the fourth quarter of 2016 compared with the fourth quarter of 2015 as lower reported frequencies and an increase in average earned premium led to an improvement in the combined ratio. Also contributing to the improved combined ratio during the quarter was a lower expense ratio as a result of an extra week of premium. Gross written premium increased 6.0% during the fourth quarter of 2016 compared with the same period in 2015 with growth in Texas, California and Commercial Vehicle.
Net earnings per diluted share decreased 14.0% during the twelve months ended December 31, 2016, compared with the same period in 2015 due to an increase in the accident year combined ratio from 97.8% at December 31, 2015, to 98.4% at December 31, 2016. Gross written premium grew 1.0% in 2016 over 2015, spurred by double-digit growth in Texas personal auto and countrywide Commercial Vehicle, which was largely offset by declines in personal auto in Florida as well as non-focus states where business is diminishing.
James Gober, CEO and Chairman of Infinity, commented, "Our first priority during 2017 will remain improving our combined ratio. We believe the steps we have already taken and the actions we will continue to take throughout the year will help us achieve that goal."

2017 Guidance
The Company's initial guidance assumes an accident year combined ratio, excluding development on prior accident year loss and loss adjustment expense reserves, between 96.0% and 98.0%.
Share and Debt Repurchase Program
During the fourth quarter of 2016, Infinity repurchased 15,163 shares at an average price, excluding commissions, of $83.63. Infinity has $34.9 million of capacity left under its share and debt repurchase program, which expires December 31, 2017.
Forward-Looking Statements
This press release, notably “2017 Guidance,” contains certain “forward-looking statements” which anticipate results based on estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.
The primary events or circumstances that could cause actual results to differ materially from what we expect include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), loss cost trends and competitive conditions in our key states. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.
Conference Call
Infinity will conduct a conference call and webcast to discuss fourth quarter and full year 2016 results at 11:00 a.m. (ET) today, February 28, 2017. The webcast can be accessed on the Company's Investor Relations website at http://ir.infinityauto.com. The conference call will be available by dialing 1-877-508-9611. For those unable to attend the live event, a replay of the webcast will be posted on the website shortly after the event ends.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(audited)	(audited)
Revenues:
Earned premium	$372.6	$335.4	$1,391.7	$1,346.6
Installment and other fee income	30.2	23.6	107.4	96.8
Net investment income	10.4	8.9	35.5	36.8
Net realized gains on investments (1)	1.9	1.8	3.1	2.8
Other income	0.3	0.2	1.0	1.1
Total revenues	415.3	369.9	1,538.7	1,484.0

Costs and Expenses:
Losses and loss adjustment expenses (2)	287.1	261.5	1,096.8	1,036.0
Commissions and other underwriting expenses	90.0	86.3	356.1	348.2
Interest expense	3.5	3.5	14.0	14.0
Corporate general and administrative expenses	2.4	2.0	7.9	7.7
Other expenses	0.3	0.4	1.7	3.3
Total costs and expenses	383.2	353.8	1,476.6	1,409.2

Earnings before income taxes	32.1	16.1	62.1	74.8
Provision for income taxes	10.5	5.0	19.0	23.4
Net Earnings	$21.6	$11.1	$43.1	$51.5

Net Earnings per Common Share:
Basic	$1.96	$0.99	$3.91	$4.54
Diluted	$1.95	$0.99	$3.88	$4.51

Average Number of Common Shares:
Basic	11.0	11.2	11.0	11.3
Diluted	11.1	11.3	11.1	11.4

Cash Dividends per Common Share	$0.52	$0.43	$2.08	$1.72
Notes:
(1) Net realized gains on sales	$1.9	$2.4	$3.5	$4.1
Total other-than-temporary impairment (OTTI) losses	(0.1)	(0.6)	(0.4)	(1.3)
Total net realized gains on investments	$1.9	$1.8	$3.1	$2.8
(2) Losses and loss adjustment expenses for the three and twelve months ended December 31, 2016, includes $5.4 and $24.0 of favorable development on prior accident year loss and loss adjustment expense reserves, respectively. Losses and loss adjustment expenses for the three and twelve months ended December 31, 2015, includes $5.0 and $28.9 of favorable development on prior accident year loss and loss adjustment expense reserves, respectively.

Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

	December 31,	September 30,	December 31,
	2016	2016	2015
	(audited)	(unaudited)	(audited)
Assets:
Investments:
Fixed maturities, at fair value	$1,390.2	$1,404.6	$1,381.5
Equity securities, at fair value	90.6	92.8	89.9
Short-term investments, at fair value	2.9	2.3	4.7
Total investments	1,483.7	1,499.7	1,476.1
Cash and cash equivalents	92.8	73.6	62.5
Accrued investment income	12.5	11.3	12.2
Agents’ balances and premium receivable	495.2	551.9	511.5
Property and equipment (net of depreciation)	96.2	94.4	89.7
Prepaid reinsurance premium	3.4	3.4	5.4
Recoverables from reinsurers	17.3	18.7	15.1
Deferred policy acquisition costs	91.1	97.4	93.2
Current and deferred income taxes	21.6	21.8	33.9
Receivable for securities sold	0.8	1.7	—
Other assets	12.8	11.1	10.3
Goodwill	75.3	75.3	75.3
Total assets	$2,402.6	$2,460.2	$2,385.1

Liabilities and Shareholders’ Equity:
Liabilities:
Unpaid losses and loss adjustment expenses	$685.5	$676.5	$670.0
Unearned premium	614.3	660.3	616.6
Long-term debt	273.6	273.5	273.4
Commissions payable	16.2	16.7	17.4
Payable for securities purchased	13.9	24.1	7.3
Other liabilities	99.9	106.2	112.9
Total liabilities	1,703.4	1,757.4	1,697.5

Shareholders’ Equity:
Common stock	21.8	21.8	21.8
Additional paid-in capital	378.7	377.8	376.0
Retained earnings (1)	777.7	761.8	757.6
Accumulated other comprehensive income, net of tax	7.9	27.1	7.8
Treasury stock, at cost (2)	(487.0)	(485.7)	(475.6)
Total shareholders’ equity	699.2	702.8	687.6
Total liabilities and shareholders’ equity	$2,402.6	$2,460.2	$2,385.1

Shares outstanding	11.0	11.1	11.2
Book value per share	$63.31	$63.56	$61.66
Notes:

(1)
The change in retained earnings from September 30, 2016, is a result of net income of $21.6 less shareholder dividends of $5.7. The change in retained earnings from December 31, 2015, is a result of net income of $43.1 less shareholder dividends of $23.0.

(2)
Infinity repurchased 15,163 common shares during the fourth quarter of 2016 at an average per share price, excluding commissions, of $83.63. Infinity repurchased 131,829 common shares during the twelve months ended December 31, 2016, at an average price, excluding commissions, of $79.41.

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Three months ended December 31,
	2016	2015
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$21.6	$11.1
Adjustments:
Depreciation	4.2	3.2
Amortization	3.9	6.0
Net realized gains on investments	(1.9)	(1.8)
Loss on disposal of property and equipment	0.0	0.0
Share-based compensation expense	0.9	1.3
Activity related to rabbi trust	(0.0)	0.0
Change in accrued investment income	(1.2)	0.1
Change in agents’ balances and premium receivable	56.8	26.2
Change in reinsurance receivables	1.4	1.7
Change in deferred policy acquisition costs	6.3	5.4
Change in other assets	8.9	0.5
Change in unpaid losses and loss adjustment expenses	8.9	(9.1)
Change in unearned premium	(46.0)	(28.4)
Change in other liabilities	(6.8)	(13.6)
Net cash provided by operating activities	57.0	2.7
Investing Activities:
Purchases of fixed maturities	(99.9)	(138.2)
Purchases of equity securities	(7.6)	—
Purchases of short-term investments	(1.6)	—
Purchases of property and equipment	(6.0)	(13.3)
Maturities and redemptions of fixed maturities	47.9	48.9
Maturities and redemptions of short-term investments	1.0	0.5
Proceeds from sale of fixed maturities	25.3	104.7
Proceeds from sale of equity securities	10.2	4.0
Net cash (used in) provided by investing activities	(30.8)	6.6
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	0.1
Principal payments under capital lease obligations	(0.1)	(0.1)
Acquisition of treasury stock	(1.3)	(12.5)
Dividends paid to shareholders	(5.7)	(4.8)
Net cash used in financing activities	(7.1)	(17.4)
Net increase (decrease) in cash and cash equivalents	19.2	(8.1)
Cash and cash equivalents at beginning of period	73.6	70.6
Cash and cash equivalents at end of period	$92.8	$62.5

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Twelve months ended December 31,
	2016	2015
	(audited)	(audited)
Operating Activities:
Net earnings	$43.1	$51.5
Adjustments:
Depreciation	14.6	12.3
Amortization	20.4	22.4
Net realized gains on investments	(3.1)	(2.8)
Loss on disposal of property and equipment	0.6	1.2
Share-based compensation expense	2.3	3.1
Excess tax benefits from share-based payment arrangements	(0.2)	(0.3)
Activity related to rabbi trust	0.1	(0.0)
Change in accrued investment income	(0.2)	0.7
Change in agents’ balances and premium receivable	16.4	(27.9)
Change in reinsurance receivables	(0.2)	(1.1)
Change in deferred policy acquisition costs	2.0	(2.7)
Change in other assets	10.0	(5.9)
Change in unpaid losses and loss adjustment expenses	15.5	1.8
Change in unearned premium	(2.3)	27.4
Change in other liabilities	(13.7)	(7.1)
Net cash provided by operating activities	105.2	72.5
Investing Activities:
Purchases of fixed maturities	(479.0)	(523.5)
Purchases of equity securities	(7.6)	(7.0)
Purchases of short-term investments	(9.9)	(8.4)
Purchases of property and equipment	(21.7)	(47.3)
Maturities and redemptions of fixed maturities	163.8	198.0
Maturities and redemptions of short-term investments	2.3	1.3
Proceeds from sale of fixed maturities	290.9	329.7
Proceeds from sale of equity securities	12.2	8.5
Proceeds from sale of short-term investments	9.3	3.1
Proceeds from sale of property and equipment	0.0	—
Net cash used in investing activities	(39.9)	(45.6)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.3	0.3
Excess tax benefits from share-based payment arrangements	0.2	0.3
Principal payments under capital lease obligations	(0.5)	(0.5)
Acquisition of treasury stock	(12.0)	(29.5)
Dividends paid to shareholders	(23.0)	(19.5)
Net cash used in financing activities	(35.1)	(48.9)
Net increase (decrease) in cash and cash equivalents	30.3	(22.1)
Cash and cash equivalents at beginning of period	62.5	84.5
Cash and cash equivalents at end of period	$92.8	$62.5

Definitions of Non-GAAP Financial and Operating Measures
Operating earnings is defined as net earnings, before realized gains and losses on investments, after tax. Management uses operating earnings as a measure to evaluate the insurance business. The Company believes that operating earnings provides investors a valuable measure of the performance without being obscured by the net effect of realized capital gains and losses, which can be volatile on a quarterly basis. Net earnings is the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid and is calculated by deducting losses and loss adjustment expenses and commissions and other underwriting expenses from earned premium. Management uses underwriting income to measure the success of its pricing and underwriting strategies. It is useful for investors to evaluate the components of our profitability separately from investments. Net earnings is the most comparable GAAP measure.
Below is a schedule that reconciles net earnings to operating earnings and underwriting income:

	Three months ended December 31,		Twelve months ended December 31,
(in millions, except EPS)	2016	2015	2016	2015

Net earnings	$21.6	$11.1	$43.1	$51.5

Less:
Realized gains on investments, pre-tax	1.9	1.8	3.1	2.8
Provision for income taxes on capital gains	(0.7)	(0.6)	(1.1)	(1.0)
Realized gains on investments, net of tax	1.2	1.2	2.0	1.8

Operating earnings, after-tax	20.4	9.9	41.0	49.7

Less: Provision for income taxes	(9.9)	(4.4)	(17.9)	(22.4)

Pre-tax operating earnings	30.2	14.3	59.0	72.0

Less:
Net investment income	10.4	8.9	35.5	36.8
Other income	0.3	0.2	1.0	1.1
Interest expense	(3.5)	(3.5)	(14.0)	(14.0)
Corporate general and administrative expenses	(2.4)	(2.0)	(7.9)	(7.7)
Other expenses	(0.3)	(0.4)	(1.7)	(3.3)

Underwriting income	$25.7	$11.1	$46.1	$59.1

Net earnings per diluted share	$1.95	$0.99	$3.88	$4.51
Less: Realized gains on investments and sale of subsidiary, net of tax	0.11	0.11	0.18	0.16
Operating earnings per diluted share	$1.84	$0.88	$3.70	$4.35

Gross written premium is the amount of premium charged for policies issued during a fiscal period (including assumed premium). Management uses gross written premium as a measure of production levels. Earned premium is the most comparable GAAP measure.
Below is a schedule that reconciles earned premium to gross written premium:

	Three months ended December 31,		Twelve months ended December 31,
(in millions)	2016	2015	2016	2015

Earned premium	$372.6	$335.4	$1,391.7	$1,346.6
Less: Change in unearned premium	45.9	28.4	(0.8)	(26.7)
Net written premium	326.7	307.0	1,392.5	1,373.3
Less: Ceded reinsurance	(2.4)	(3.6)	(9.0)	(14.6)
Gross written premium	$329.1	$310.5	$1,401.4	$1,387.9
Tangible capital is defined as total capital (long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles total capital to tangible capital:

(in millions)	December 31, 2016	December 31, 2015

Total capital	$974.2	$962.6
Less: Goodwill	75.3	75.3
Tangible capital	$898.9	$887.3
Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”
About Infinity
Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a national provider of personal automobile insurance with a concentration on nonstandard auto insurance. Its products are offered through a network of approximately 10,800 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.
Source:     Infinity Property and Casualty Corporation
2201 4th Avenue N
Birmingham, AL 35203
Contact:    Kelly Langele
Investor Relations Analyst
kelly.langele@ipacc.com
(205) 803-8219